UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597	47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Vista Way, Anoka, MN (Address of principal executive offices)	55303 (Zip Code)

Registrant’s telephone number, including area code: (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 1, 2023, the Board of Directors of Vista Outdoor Inc. (the “Company”) approved for Jason Vanderbrink, the Chief Executive Officer of the Sporting Products segment of the Company, a compensatory change as set forth in the new compensatory arrangement entered into between the Company and Mr. Vanderbrink on September 1, 2023 (the “Compensation Letter”). Pursuant to the Compensation Letter, Mr. Vanderbrink received an increased annual long-term incentive target equal to $4,800,000.  In connection with such increase, on September 1, 2023, Mr. Vanderbrink received an incremental one-time grant of restricted stock units and performance shares with grant date target values of $856,000 and $1,284,000, respectively, which generally vest over three years from the grant date, subject to continued employment through such date, and in the case of performance-based awards, based on certain pre-established performance conditions satisfied over such period.

The foregoing description of the Compensation Letter does not purport to be complete and is qualified in its entirety by reference to the Compensation Letter filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Compensation Letter, dated as of September 1, 2023, by and between Vista Outdoor Inc. and Jason Vanderbrink

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Jeffrey Ehrich
	Name:	Jeffrey Ehrich
	Title:	General Counsel & Corporate Secretary (Interim)

Date:  September 5, 2023